    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 10, 2003

                                                      REGISTRATION NO. 333-87483

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                        POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                       APPLIED GRAPHICS TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                              13-3864004
   (State or other jurisdiction of                (I.R.S. Employer
    incorporation or organization)             Identification Number)

         450 WEST 33RD STREET                           10001
          NEW YORK, NEW YORK                         (Zip Code)
   (Address of Principal Executive
               Offices)

                    APPLIED GRAPHICS TECHNOLOGIES, INC. 1998
              INCENTIVE COMPENSATION PLAN, AS AMENDED AND RESTATED

                            (Full title of the plan)

                              MARTIN D. KRALL, ESQ.
                EXECUTIVE VICE PRESIDENT AND CHIEF LEGAL OFFICER

                       APPLIED GRAPHICS TECHNOLOGIES, INC.
                              450 WEST 33RD STREET

                            NEW YORK, NEW YORK 10001
                     (Name and address of agent for service)

                                 (212) 716-6600

          (Telephone number, including area code, of agent for service)

      Applied Graphics Technologies, Inc., a Delaware corporation (the "Registrant"), filed this Registration Statement No. 333-87483 to register shares of common stock, par value $.01 per share (the "Securities"), of the Registrant for issuance pursuant to the Applied Graphics Technologies, Inc. 1998 Incentive Compensation Plan, as amended and restated.

     On October 10, 2003, the Registrant became a wholly-owned subsidiary of KAGT Holdings, Inc. following a merger. As a result of the merger, it is anticipated that the Registrant's Securities will no longer be registered under the Securities Exchange Act of 1934, as amended. Accordingly, the Registrant is removing the Securities from registration under the Securities Act of 1933, as amended.

                        SIGNATURES AND POWERS OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 10, 2003.

                               APPLIED GRAPHICS TECHNOLOGIES, INC.

                               By:  /s/ Joseph Vecchiolla
                                    -------------------------------------
                                    Joseph Vecchiolla
                                    President and Chief Operating Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joseph Vecchiolla as his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, acting alone, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                  TITLE                                  DATE
               ---------                                  -----                                  ----
         /s/ JOSEPH VECCHIOLLA                President and Chief Operating                October 10, 2003
      ---------------------------                        Officer
           Joseph Vecchiolla                  (Principal Executive Officer)

          /s/ NAT BUONFIGLIO                   Senior Vice President, Chief                October 10, 2003
      ---------------------------            Financial Officer and Treasurer
            Nat Buonfiglio                   Principal Financial Officer and
                                             (Principal Accounting Officer)

         /s/ SAMUEL P. FRIEDER                           Director                          October 10, 2003
      ---------------------------
           Samuel P. Frieder

         /s/ JAMES A. KOHLBERG                           Director                          October 10, 2003
      ---------------------------
           James A. Kohlberg

       /s/ CHRISTOPHER LACOVARA                          Director                          October 10, 2003
      ---------------------------
         Christopher Lacovara

          /s/ GORDON WOODWARD                            Director                          October 10, 2003
      ---------------------------
            Gordon Woodward


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